Exhibit 99.1

News release

QLT PROVIDES FURTHER UPDATE ON ITS PROPOSED ACQUISITION OF
INSITE VISION INCORPORATED

For Immediate Release	September 3, 2015

VANCOUVER, CANADA — QLT Inc. (NASDAQ: QLTI; TSX: QLT) (“QLT” or the “Company”) announces that it has been advised by InSite Vision Incorporated (“InSite”) that InSite has received a second unsolicited offer from the multi-national pharmaceutical company which initially made an unsolicited offer, as announced in QLT’s press release on August 10, 2015, to acquire all of the issued and outstanding shares of InSite (the “New Proposal”).  The New Proposal is only subject to due diligence regarding the recently filed BromSiteTM patent lawsuit.  InSite has further advised QLT that the board of directors of InSite, in consultation with its financial and legal advisors, will carefully review all aspects of the New Proposal, and has not changed its recommendation with respect to the proposed merger with QLT pursuant to the Amended and Restated Agreement and Plan of Merger, dated June 8, 2015, by and among Insite, QLT and Isotope Acquisition Corp., as amended and restated on July 16, 2015 and August 26, 2015 (the “Amended and Restated Merger Agreement”).  The Amended and Restated Merger Agreement continues in full force and effect.

QLT’s board of directors reaffirms its support for the merger with InSite pursuant to the Amended and Restated Merger Agreement and believes that such a transaction continues to be in the best interest of QLT.

About QLT

QLT is a biotechnology company dedicated to the development and commercialization of innovative ocular products that address the unmet medical needs of patients and clinicians worldwide.  We are focused on developing our synthetic retinoid program for the treatment of certain inherited retinal diseases.

QLT’s head office is based in Vancouver, Canada and the Company is publicly traded on NASDAQ Stock Market (symbol: QLTI) and the Toronto Stock Exchange (symbol: QLT). For more information about the Company’s products and developments, please visit our web site at www.qltinc.com.

Important Information For Investors And Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  In connection with the transactions referred to in this material, the Company has filed a registration statement on Form S-4 with the SEC containing a proxy statement of InSite that also constitutes a preliminary prospectus of the Company.  After the registration statement is declared effective InSite will mail a definitive proxy statement/prospectus to stockholders of InSite.  This material is not a substitute for the proxy statement/prospectus or registration statement or for any other document that the Company or InSite may file with the SEC and send to the Company’s and/or InSite’s stockholders in connection with the proposed transactions.  INVESTORS AND SECURITY HOLDERS OF QLT AND INSITE ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION.  Investors and security holders will be able to obtain free copies of the proxy statement/prospectus (when available) and other documents filed with the SEC by the Company or InSite through the website maintained by the SEC at http://www.sec.gov and, in the Company’s case, also on the System for Electronic Document Analysis Retrieval (“SEDAR”) website maintained by the Canadian Securities Administrators at www.sedar.com.  QLT shareholders may also obtain these documents, free of charge, from the Company’s website at www.qltinc.com under the heading “Investors” and then under the heading “Proxy Circulars” or upon request directly to the Company to the attention of “QLT Investor Relations,” 887 Great Northern Way, Suite 250, Vancouver, British Columbia, Canada, V5T 4T5.  Copies of the documents filed with the SEC by

InSite are available free of charge on InSite’s website at www.InSiteVision.com or by contacting InSite at 510-747-1220.

QLT and InSite and certain of their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies with respect to the proposed transactions under the rules of the SEC.  Information about the directors and executive officers of QLT is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 26, 2015.  Information about the directors and executive officers of InSite is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 18, 2015.  These documents can be obtained free of charge from the sources indicated above.  Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, have been included in the proxy statement and other relevant materials filed with the SEC.

Cautionary Statements Related to Forward-Looking Statements

Certain statements in this document may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may constitute “forward looking information” within the meaning applicable Canadian securities laws.  These statements are often, but not always, made through the use of words or phrases such as “believe”, “anticipate”, “should”, “will”, “may”, “intend”, “would”, “could”, and “potential” and similar expressions.  All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements and you should not place undue reliance on any such forward-looking statements.  Additional information on these risks and uncertainties can be found in QLT’s and InSite’s respective filings with the SEC, including QLT’s and InSite’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  QLT assumes no obligation to update any forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

QLT Inc. Contacts:

For Investors:

Andrea Rabney or David Pitts

Argot Partners

P: 212-600-1902

andrea@argotpartners.com

david@argotpartners.com

For Media:

Chuck Burgess or Mike Pascale

Abernathy MacGregor

P:212-371-5999

clb@abmac.com

mmp@abmac.com